   The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell these notes in any country or jurisdiction where such an offer would not be permitted.

Preliminary Pricing Supplement	SUBJECT TO COMPLETION	February 5, 2010

Pricing Supplement dated February __, 2010 (To the Prospectus dated January 11, 2010, Prospectus Supplement dated January 11, 2010, and Product Prospectus Supplement dated January 11, 2010)	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-163632

$ Reverse Convertible Notes, each Linked to the Common Stock of a Single Reference Stock Issuer

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus, the prospectus supplement and the product prospectus supplement.

General:
This pricing supplement relates to Thirty Six (36) separate Reverse Convertible Notes (“RevCons”) offerings.  Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock.  All of the Notes offered by this pricing supplement are collectively referred to as the “Notes”.  Some of the Notes have a term of three months (“Three Month Notes”) and some of six months (“Six Month Notes”). The term of each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes.  The Notes offered by this pricing supplement do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:	Royal Bank of Canada (“Royal Bank”)

Issue:	Senior Medium-Term Notes, Series D

Pricing Date:	February 23, 2010

Issuance Date:	February 26, 2010

Denominations:	Minimum denomination of $1,000, and integral multiples of $1,000 thereafter.

Deposit Currency	U.S. Dollars

Coupon Payment:	Each coupon will be paid in equal monthly payments. (30/360)

Coupon Payment Date(s):	The coupon will be paid on the last business day of each month during the term of the note, except for the final coupon, which will be paid on the Maturity Date.

Three Month Notes:

Valuation Date:	May 25, 2010
Maturity Date:	May 28, 2010

Six Month Notes:

Valuation Date:	August 26, 2010
Maturity Date:	August 31, 2010

Reference Stock:

No.	Principal Amount	Reference Stock	Ticker	Coupon Rate	Initial Share Price	Barrier Price	Term	CUSIP

1821	$[ ]	Alcoa Inc.	AA	14.00%	$[ ]	80%	3 months	78008HWP1

1822	$[ ]	Arch Coal, Inc.	ACI	14.25%	$[ ]	80%	3 months	78008HWQ9

1823	$[ ]	Apollo Group, Inc.	APOL	11.75%	$[ ]	80%	3 months	78008HWR7

1824	$[ ]	ATP Oil & Gas Corporation	ATPG	20.75%	$[ ]	70%	3 months	78008HWS5

1825	$[ ]	Citigroup Inc.	C	11.00%	$[ ]	80%	3 months	78008HWT3

1826	$[ ]	Continental Airlines Inc.	CAL	20.50%	$[ ]	75%	3 months	78008HWU0

1827	$[ ]	Chesapeake Energy Corporation	CHK	10.00%	$[ ]	80%	3 months	78008HWV8

1828	$[ ]	Delta Air Lines, Inc.	DAL	18.00%	$[ ]	75%	3 months	78008HWW6

1829	$[ ]	DryShips Inc.	DRYS	16.00%	$[ ]	70%	3 months	78008HWX4

1830	$[ ]	Elan Corporation plc	ELN	13.00%	$[ ]	75%	3 months	78008HWY2

1831	$[ ]	Ford Motor Company	F	11.25%	$[ ]	75%	3 months	78008HWZ9

1832	$[ ]	Freeport-McMoRan Copper & Gold, Inc.	FCX	15.00%	$[ ]	80%	3 months	78008HXA3

1833	$[ ]	First Solar, Inc.	FSLR	16.50%	$[ ]	75%	3 months	78008HXB1

1834	$[ ]	Fuel Systems Solutions Inc.	FSYS	26.00%	$[ ]	75%	3 months	78008HXC9

1835	$[ ]	Green Mountain Coffee Roasters, Inc.	GMCR	11.00%	$[ ]	80%	3 months	78008HXD7

1836	$[ ]	Genworth Financial Inc.	GNW	17.75%	$[ ]	80%	3 months	78008HXE5

1837	$[ ]	Garmin Ltd.	GRMN	14.75%	$[ ]	75%	3 months	78008HXF2

1838	$[ ]	Hartford Financial Services Group, Inc.	HIG	15.75%	$[ ]	80%	3 months	78008HXG0

1839	$[ ]	Hutchinson Technology Incorporated	HTCH	23.00%	$[ ]	70%	3 months	78008HXH8

1840	$[ ]	Joy Global Inc.	JOYG	12.75%	$[ ]	75%	3 months	78008HXJ4

1841	$[ ]	KeyCorp	KEY	15.50%	$[ ]	80%	3 months	78008HXK1

1842	$[ ]	Lincoln National Corporation	LNC	13.75%	$[ ]	80%	3 months	78008HXL9

1843	$[ ]	Las Vegas Sands Corp.	LVS	23.75%	$[ ]	75%	3 months	78008HXM7

1844	$[ ]	The Mosaic Company	MOS	12.50%	$[ ]	80%	3 months	78008HXN5

1845	$[ ]	Northern Oil and Gas, Inc.	NOG	21.50%	$[ ]	80%	3 months	78008HXP0

1846	$[ ]	Palm, Inc.	PALM	31.75%	$[ ]	65%	3 months	78008HXQ8

1847	$[ ]	Sprint Nextel Corporation	S	16.25%	$[ ]	75%	3 months	78008HXR6

1848	$[ ]	Wynn Resorts Limited	WYNN	13.50%	$[ ]	75%	3 months	78008HXS4

1849	$[ ]	United States Steel Corporation	X	18.75%	$[ ]	80%	3 months	78008HXT2

1850	$[ ]	Olympic Steel, Inc.	ZEUS	19.00%	$[ ]	75%	3 months	78008HXU9

1851	$[ ]	Alcatel-Lucent	ALU	13.50%	$[ ]	75%	6 months	78008HXV7

1852	$[ ]	Amazon.com, Inc.	AMZN	10.50%	$[ ]	75%	6 months	78008HXW5

1853	$[ ]	Allegheny Technologies, Inc.	ATI	12.75%	$[ ]	75%	6 months	78008HXX3

1854	$[ ]	Bank of America Corporation	BAC	10.75%	$[ ]	80%	6 months	78008HXY1

1855	$[ ]	Peabody Energy Corporation	BTU	11.00%	$[ ]	75%	6 months	78008HXZ8

1856	$[ ]	Research In Motion Limited	RIMM	10.00%	$[ ]	75%	6 months	78008HYA2

Term:	As set forth above

Initial Share Price:	The price of the Reference Stock on the Pricing Date.

Final Share Price:	The price of the Reference Stock on the Valuation Date.

Payment at Maturity (if held to maturity):	For each $1,000 principal amount of the Notes, the investor will receive $1,000 plus any accrued and unpaid interest at maturity unless:

(i) the Final Stock Price is less than the Initial Stock Price; and

(ii) on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares.  If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

Investors in the Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the applicable Reference Stock.

Monitoring Period:	From and excluding the Pricing Date to and including the applicable Valuation Date.

Physical Delivery Amount:
For each $1,000 principal amount, a number of shares of the Reference Stock equal to the principal amount divided by the Initial Share Price, subject to adjustment as described in the product prospectus supplement.  If this number is not a round number, then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Calculation Agent:	RBC Capital Markets Corporation

Secondary Market:
RBC Capital Markets Corporation (or one of its affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date.  The amount that an investor may receive upon sale of the Notes prior to maturity may be less than the principal amount of those Notes.

Listing:	None

Settlement:	DTC global notes

Terms Incorporated In the Master Note
All of the terms appearing above the item captioned “Secondary Market” on the cover page of this pricing supplement and the terms appearing under the caption “General Terms of the Notes” in the product prospectus supplement.

Investing in the Notes involves a number of risks.  See “Risk Factors” beginning on page S-1 of the prospectus supplement and “Additional Risk Factors Specific To Your Notes” beginning on page PS-3 of the product prospectus supplement and “Selected Risk Considerations” in this pricing supplement.

The Notes will not be listed on any U.S. securities exchange.  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

The Notes are not offered or sold and will not be offered or sold in Hong Kong, other than (i) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or (ii) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance.

No advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities  laws of Hong Kong) will be issued other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

The price at which you purchase the Notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize.  These costs and profits will reduce the secondary market price, if any secondary market develops, for the Notes.  As a result, you will experience an immediate and substantial decline in the value of your Notes on the issue date.

The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

Price to Public	Agent’s Commission	Proceeds to Royal Bank of Canada

RBC Capital Markets Corporation
February __, 2010

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept that offer by notifying the applicable agent.  We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance.  In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase.  You may also choose to reject such changes in which case we may reject your offer to purchase.

ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 11, 2010, as supplemented by the prospectus supplement dated January 11, 2010 and the product prospectus supplement dated January 11, 2010, relating to our Senior Global Medium-Term Notes, Series D, of which these Notes are a part.  This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours.  You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement and “Additional Risk Factors Specific to Your Notes” in the product prospectus supplement, as the Notes involve risks not associated with conventional debt securities.  We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated January 11, 2010:
http://www.sec.gov/Archives/edgar/data/1000275/000121465910000063/m18100424b3.htm

•	Prospectus Supplement dated January 11, 2010:
http://www.sec.gov/Archives/edgar/data/1000275/000121465910000064/f17102424b3.htm

•	Product Prospectus Supplement dated January 11, 2010:
http://www.sec.gov/Archives/edgar/data/1000275/000121465910000082/m110100424b5.htm

Our Central Index Key, or CIK, on the SEC Website is 1000275.  As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Royal Bank of Canada.

Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only.  The assumptions in each of the examples are purely hypothetical and do not relate to the actual performance of any Reference Stock.  The hypothetical terms do not represent the terms of an actual Note and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date.  We cannot predict the actual performance of any Reference Stock.

The table below illustrates the Payment at Maturity of the Notes (excluding the final Coupon), assuming an Initial Share Price of $100, a Barrier Price of 60% and an initial investment of $1,000. Hypothetical Final Share Prices are shown in the first column on the left.  For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the Payment at Maturity (as a percentage of the principal amount) in a case where the market price of the Reference Stock does not fall below the Barrier Price at any time during the Monitoring Period. The third column shows the Payment at Maturity (as a percentage of the principal amount) in a case where the market price of the Reference Stock does fall below the Barrier Price during the Monitoring Period.  The fourth column shows the Physical Delivery Amount as a number of shares of the Reference Stock. The fifth column shows the Cash Delivery Amount, should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

Hypothetical Final Share Price	If the closing market price of the Reference Stock does not fall below the Barrier Price on any day during the Monitoring Period: Payment at Maturity as Percentage of Principal Amount	If the closing market price of the Reference Stock falls below the Barrier Price on any day during the Monitoring Period: Payment at Maturity as Percentage of Principal Amount	Physical Delivery Amount as Number of Shares of the Reference Stock	Cash Delivery Amount
$200	100.00%	100.00%	n/a	n/a
$175	100.00%	100.00%	n/a	n/a
$150	100.00%	100.00%	n/a	n/a
$125	100.00%	100.00%	n/a	n/a
$100	100.00%	100.00%	n/a	n/a
$90	100.00%	Physical or Cash Delivery Amount	10	$900
$80	100.00%	Physical or Cash Delivery Amount	10	$800
$70	100.00%	Physical or Cash Delivery Amount	10	$700
$60	100.00%	Physical or Cash Delivery Amount	10	$600
$59.50	n/a	Physical or Cash Delivery Amount	10	$595
$50.00	n/a	Physical or Cash Delivery Amount	10	$500
$25.00	n/a	Physical or Cash Delivery Amount	10	$250
$0.00	n/a	Physical or Cash Delivery Amount	10	$0.00

The Payments at Maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous.  The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical Payments at Maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the Notes or on an investment in the Reference Stock.  Please read “Additional Risk Factors Specific to Your Notes” and “Hypothetical Returns on Your Notes” in the accompanying product prospectus supplement.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments.  For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond purchased, and an option sold, by the investor (with an implicit option premium paid over time to the investor).  The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under “Supplemental Discussion of Canadian Tax Consequences” and “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement.

Selected Risk Considerations

An investment in the Notes involves significant risks.  Investing in the Notes is not equivalent to investing directly in the applicable Reference Stock.  These risks are explained in more detail in the section “Additional Risk Factors Specific to Your Notes” in the product prospectus supplement.  In addition to the risks described in the prospectus supplement and the product prospectus supplement, you should consider the following:

•
Principal at Risk — Investors in the Notes could lose some or a substantial value of their principal amount if there is a decline in the trading price of the Reference Stock between the pricing date and the valuation date.

•
Market Disruption Events and Adjustments —The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement.  For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “General Terms of the Notes—Consequences of Market Disruption Events” in the product prospectus supplement.

•
The Inclusion in the Purchase Price of the Notes of a Selling Concession and of Royal Bank’s Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity — The price at which you purchase of the Notes includes a selling concession (including a broker’s commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the Notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge.  As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your Notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your Notes to maturity.

Certain U.S. Federal Income Tax Considerations:

•
RevCon 78008HWP1 (AA):  [ ]% of each stated interest payment (14.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HWQ9 (ACI):  [ ]% of each stated interest payment (14.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HWR7 (APOL):  [ ]% of each stated interest payment (11.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HWS5 (ATPG):  [ ]% of each stated interest payment (20.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (20.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HWT3 (C):  [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HWU0 (CAL):  [ ]% of each stated interest payment (20.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (20.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HWV8 (CHK):  [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HWW6 (DAL):  [ ]% of each stated interest payment (18.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (18.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HWX4 (DRYS):  [ ]% of each stated interest payment (16.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (16.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HWY2 (ELN):  [ ]% of each stated interest payment (13.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HWZ9 (F):  [ ]% of each stated interest payment (11.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HXA3 (FCX):  [ ]% of each stated interest payment (15.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HXB1 (FSLR):  [ ]% of each stated interest payment (16.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (16.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HXC9 (FSYS):  [ ]% of each stated interest payment (26.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (26.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HXD7 (GMCR):  [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HXE5 (GNW):  [ ]% of each stated interest payment (17.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (17.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HXF2 (GRMN):  [ ]% of each stated interest payment (14.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HXG0 (HIG):  [ ]% of each stated interest payment (15.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HXH8 (HTCH):  [ ]% of each stated interest payment (23.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (23.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HXJ4 (JOYG):  [ ]% of each stated interest payment (12.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HXK1 (KEY):  [ ]% of each stated interest payment (15.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HXL9 (LNC):  [ ]% of each stated interest payment (13.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HXM7 (LVS):  [ ]% of each stated interest payment (23.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (23.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HXN5 (MOS):  [ ]% of each stated interest payment (12.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HXP0 (NOG):  [ ]% of each stated interest payment (21.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (21.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HXQ8 (PALM):  [ ]% of each stated interest payment (31.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (31.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HXR6 (S):  [ ]% of each stated interest payment (16.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (16.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HXS4 (WYNN):  [ ]% of each stated interest payment (13.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HXT2 (X):  [ ]% of each stated interest payment (18.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (18.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HXU9 (ZEUS):  [ ]% of each stated interest payment (19.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (19.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HXV7 (ALU):  [ ]% of each stated interest payment (13.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HXW5 (AMZN):  [ ]% of each stated interest payment (10.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HXX3 (ATI):  [ ]% of each stated interest payment (12.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HXY1 (BAC):  [ ]% of each stated interest payment (10.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HXZ8 (BTU):  [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008HYA2 (RIMM):  [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product prospectus supplement dated January 11, 2010 under “Supplemental Discussion of U.S. Federal Income Tax Consequences,” which applies to your Notes.

Information Regarding the Issuers of the Reference Stocks

Each Reference Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”). Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the “SEC”).  Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov.  In addition, information regarding each Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding each issuer of the Reference Stocks is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

•
Alcoa Inc. produces primary aluminum, fabricated aluminum, and alumina, and participates in mining, refining, smelting, fabricating, and recycling.  The Company serves customers worldwide primarily in the transportation, packaging, building, and industrial markets with both fabricated and finished products.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03610

•
Arch Coal, Inc. mines, processes, and markets low sulfur coal from surface, underground, and auger mines located in the western United States and in the central Appalachian region.  The Company markets its coal primarily to electric utilities.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13105

•
Apollo Group, Inc. provides higher education programs for working adults. The Company provides educational programs and services at the high school, undergraduate, and graduate levels online and on-campus through subsidiaries.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-25232

•
ATP Oil & Gas Corporation acquires and develops natural gas and oil properties, and produces natural gas and crude oil, primarily in the outer continental shelf of the Gulf of Mexico.  The Company concentrates on proven undeveloped reserves which have not been strategic to major oil and gas exploration companies.  ATP also operates in the shallow waters of the Gulf of Mexico and in the North Sea.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32647

•
Citigroup Inc. is a diversified financial services holding company that provides a broad range of financial services to consumer and corporate customers around the world.  The Company's services include investment banking, retail brokerage, corporate banking, and cash management products and services.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09924

•
Continental Airlines, Inc. is an air carrier that transports passengers, cargo, and mail.  The Company, together with Expressjet Airlines, Inc., doing business as Continental Express and its wholly owned subsidiary, Continental Micronesia, Inc., serves airports worldwide. Continental directly serves several European cities, South American cities, Hong Kong, and Tokyo.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10323

•
Chesapeake Energy Corporation produces oil and natural gas.  The Company's operations are focused on discovering, developing and acquiring conventional and unconventional natural gas reserves onshore in the United States.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13726

•	Delta Air Lines, Inc. provides scheduled air transportation for passengers, freight, and mail over a network of routes throughout the United States and internationally.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-05424

•
DryShips Inc. owns and operates drybulk carriers.  Commodities transported by the Company consist of major bulks, which include iron ore, coal, and grain, and minor bulks such as bauxite, phosphate and steel products. The Company also owns Ultra Deep Water Rigs.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33922

•
Elan Corporation plc is a specialty pharmaceutical company.  The Group's drug delivery technologies are designed to aid and control the absorption and utilization of active pharmaceutical compounds.  Elan's Pharmaceutical division focuses on the discovery, development and commercialization of products in the areas of acute care, pain management, infectious diseases and neurology.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13896

•	Ford Motor Company designs, manufactures, and services cars and trucks. The Company also provides vehicle-related financing, leasing, and insurance through its subsidiary.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03950

•	Freeport-McMoRan Copper & Gold Inc., through its subsidiary, is a copper, gold and molybdenum mining company. The Company primarily mines for copper and owns mining interests in Chile and Indonesia.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11307-01

•	First Solar, Inc. designs and manufactures solar modules. The Company uses a thin film semiconductor technology to manufacture electricity-producing solar modules.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33156

•
Fuel Systems Solutions Inc. provides advanced alternative fuel systems technology and components for internal combustion engines.  The Company's products enable these engines to function using environmentally friendly gaseous fuels such as propane, natural gas, and biogas.  Fuel Systems is a supplier to original equipment manufacturers and the aftermarket.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32999

•
Green Mountain Coffee Roasters, Inc. roasts Arabica coffees and offers various coffee selections.  The Company's products include single-origin, estate, certified organic, Fair Trade, signature blends, and flavored coffees sold under the Green Mountain Coffee Roasters brand.  Green Mountain serves offices, supermarkets, and convenience stores, and operates a direct mail business.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12340

•
Genworth Financial Inc. offers insurance, wealth management, investment and financial solutions   The Company offers products that include life insurance products, long-term care insurance, and mortgage guarantee insurance coverage on residential mortgage loans.  Genworth is active in the United States, Canada, Australia, New Zealand, Mexico and multiple European countries.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32195

•
Garmin Ltd. provides navigation, communications, and information devices, most of which are enabled by Global Positioning System (GPS) technology.  The Company designs, develops, manufactures, and markets hand-held, portable, and fixed mount GPS-enabled products and other navigation, communications, and information products under the GARMIN brand name.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-31983

•
The Hartford Financial Services Group, Inc. provides a range of insurance products.  The Company's products include property and casualty insurance, annuities, life insurance, investment services, and group insurance.  Hartford Financial operates around the world.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13958

•
Hutchinson Technology Incorporated manufactures and supplies suspension assemblies for hard disk drives. The Company's suspension assemblies hold recording heads in position above the spinning magnetic disks.  Hutchinson Technology supplies its products to users of suspension assemblies around the world.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-14709

•	Joy Global Inc. manufactures and markets underground mining equipment and surface mining equipment. The Company's equipment is used for the extraction of ores and minerals.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09299

•
KeyCorp is a financial services holding company.  The Company provides a wide range of retail and commercial banking, commercial leasing, investment management, consumer finance and investment banking products and services to individual, corporate and institutional clients.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11302

•
Lincoln National Corporation owns and operates wealth accumulation and protection businesses.  The Company sells a wide range of products including institutional and/or retail fixed and indexed annuities, variable annuities, universal life insurance, variable universal life insurance, term life insurance, mutual funds, and managed accounts.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06028

•
Las Vegas Sands Corp. owns and operates the Venetian Casino Resort and the Sands Expo and Convention Center in Las Vegas, Nevada, and the Sands Macao Casino in Macau, China.  The Company is also in the process of developing the Palazzo Casino Resort in Las Vegas and the Macao Venetian Casino Resort in Macau.  Las Vegas Sands is also seeking to develop gaming properties in other countries.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32373

•
The Mosaic Company produces and distributes crop nutrients to the agricultural communities located in North America and other countries.  The Company's principal products include concentrated phosphates, and potash.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32327

•	Northern Oil and Gas, Inc. is an oil and gas exploration and production company. The Company is currently focused on the Rocky Mountain regions of the United States.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33999

•
Palm, Inc. provides mobile computing products through Internet, retail, reseller, and wireless operator channels throughout the world.  The Company also sells its products through its own retail and online stores.  The Company's products include smartphones, mobile managers, handheld computers, and software and accessories.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-29597

•
Sprint Nextel Corporation offers a range of wireless and wireline communications services to consumer, business, and government customers.  The Company develops, engineers, and deploys various technologies, including two wireless networks offering mobile data services, instant national and international push-to-talk capabilities, and a global Tier 1 Internet backbone.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04721

•
Wynn Resorts Limited owns and operates luxury hotels and destination casino resorts in Las Vegas, Nevada and in Macau, China.  The resorts features guest rooms and suits, restaurants, golf courses, and on-site luxury automotive dealerships.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-50028

•
United States Steel Corporation is an integrated steel producer with production operations in North America and Europe. The Company's operations include coke production in both North America and Europe and iron ore pellets in North America, transportation services (railroad and barge operations), real estate operations, and engineering and consulting services in North America.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16811

•
Olympic Steel, Inc. processes and distributes flat-rolled carbon, stainless steel, and tubular steel products.  The Company operates as an intermediary between steel producers and manufacturers that require processed steel for their operations.  Olympic purchases steel from producers and processes it according to customer specifications.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-23320

•
Alcatel-Lucent manufactures telecommunications equipment, and offers telecommunications services. The Company's telecommunications equipment and services enable its customers to send or receive virtually any type of voice or data transmission.  Alcatel-Lucent designs and builds public and private networks, communications systems and software, and data networking systems.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11130

•
Amazon.com, Inc. is an online retailer that offers a wide range of products. The Company's products include books, music, videotapes, computers, electronics, home and garden, and numerous other products.  Amazon offers personalized shopping services, Web-based credit card payment, and direct shipping to customers.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-22513

•
Allegheny Technologies, Inc., produces specialty materials.  The Company's products include titanium and titanium alloys, nickel-based alloys and superalloys, zirconium, hafnium and niobium, stainless and specialty steel alloys, grain-oriented electrical steel, tungsten-based materials and cutting tools, carbon alloy impression die forgings, and large grey and ductile iron.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12001

•
Bank of America Corporation accepts deposits and offers banking, investing, asset management, and other financial and risk-management products and services.  The Company has a mortgage lending subsidiary, and an investment banking and securities brokerage subsidiary.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06523

•
Peabody Energy Corporation mines and markets predominantly low sulfur coal, primarily for use by electric utilities.  The Company also trades coal and emission allowances. Peabody owns and operates mines in Arizona, Colorado, New Mexico and Wyoming, Illinois, Indiana, and Australia. The Company also a minority interest in a Venezuelan mine through a joint venture.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16463

•
Research In Motion Limited (RIM) designs, manufactures, and markets wireless solutions for the worldwide mobile communications market. The Company provides platforms and solutions for access to email, phone, SMS messaging, Internet, and Intranet-based applications.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-29898

Historical Information

The graphs below set forth the recent historical performances of each of the Reference Stocks.  In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock.  The information provided in each table is for the four calendar quarters of 2006, 2007, 2008, 2009, as well as for the period from January 1, 2010 to February 2, 2010. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc.  The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of any Reference Stock on the applicable Valuation Date.  We cannot give you assurance that the performance of any Reference Stock will not result in the loss of all or part of your investment.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	32.20	28.39	30.56
4/1/2006	6/30/2006	36.96	28.55	32.36
7/1/2006	9/29/2006	34.00	26.60	28.04
9/30/2006	12/29/2006	31.33	26.39	30.01

1/1/2007	3/30/2007	36.05	28.09	33.90
3/31/2007	6/29/2007	42.90	33.63	40.53
6/30/2007	9/28/2007	48.77	30.25	39.12
9/29/2007	12/31/2007	40.70	33.22	36.55

1/1/2008	3/31/2008	39.67	26.69	36.06
4/1/2008	6/30/2008	44.77	33.65	35.62
7/1/2008	9/30/2008	35.66	20.93	22.58
10/1/2008	12/31/2008	22.35	6.80	11.26

1/1/2009	3/31/2009	12.44	4.97	7.34
4/1/2009	6/30/2009	12.38	7.03	10.33
7/1/2009	9/30/2009	14.84	8.96	13.12
10/1/2009	12/31/2009	16.51	11.89	16.12

1/1/2010	2/2/2010	17.60	12.26	13.67

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	44.15	34.30	37.97
4/1/2006	6/30/2006	56.45	37.10	42.37
7/1/2006	9/29/2006	44.13	25.88	28.91
9/30/2006	12/29/2006	37.03	25.85	30.03

1/1/2007	3/30/2007	33.79	27.18	30.69
3/31/2007	6/29/2007	42.59	30.33	34.80
6/30/2007	9/28/2007	37.00	27.76	33.74
9/29/2007	12/31/2007	45.22	32.99	44.93

1/1/2008	3/31/2008	56.15	32.98	43.50
4/1/2008	6/30/2008	77.40	41.25	75.03
7/1/2008	9/30/2008	75.41	27.90	32.89
10/1/2008	12/31/2008	32.58	10.43	16.29

1/1/2009	3/31/2009	20.63	11.77	13.37
4/1/2009	6/30/2009	19.94	12.52	15.37
7/1/2009	9/30/2009	24.22	13.01	22.13
10/1/2009	12/31/2009	25.86	19.41	22.25

1/1/2010	2/2/2010	28.34	20.43	21.49

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	63.26	47.27	52.51
4/1/2006	6/30/2006	56.30	50.10	51.67
7/1/2006	9/29/2006	52.00	43.09	49.24
9/30/2006	12/29/2006	53.18	33.33	38.97

1/1/2007	3/30/2007	48.85	39.02	43.90
3/31/2007	6/29/2007	58.45	42.59	58.43
6/30/2007	9/28/2007	65.50	53.50	60.15
9/29/2007	12/31/2007	80.75	60.03	70.15

1/1/2008	3/31/2008	81.68	37.92	43.20
4/1/2008	6/30/2008	55.67	42.31	44.26
7/1/2008	9/30/2008	68.48	43.79	59.30
10/1/2008	12/31/2008	78.61	48.30	76.62

1/1/2009	3/31/2009	90.00	61.99	78.33
4/1/2009	6/30/2009	72.50	55.35	71.12
7/1/2009	9/30/2009	74.77	62.85	73.67
10/1/2009	12/31/2009	76.86	52.79	60.58

1/1/2010	2/2/2010	65.72	58.31	60.39

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	44.05	36.05	43.91
4/1/2006	6/30/2006	49.70	35.04	41.93
7/1/2006	9/29/2006	43.30	35.35	36.94
9/30/2006	12/29/2006	47.29	34.16	39.57

1/1/2007	3/30/2007	43.65	35.15	37.60
3/31/2007	6/29/2007	49.00	37.46	48.64
6/30/2007	9/28/2007	49.39	38.44	47.03
9/29/2007	12/31/2007	57.58	43.19	50.54

1/1/2008	3/31/2008	52.25	28.88	32.72
4/1/2008	6/30/2008	47.35	26.54	39.47
7/1/2008	9/30/2008	41.50	16.16	17.81
10/1/2008	12/31/2008	18.72	3.89	5.85

1/1/2009	3/31/2009	7.92	2.75	5.13
4/1/2009	6/30/2009	10.20	4.81	6.96
7/1/2009	9/30/2009	22.99	5.22	17.89
10/1/2009	12/31/2009	21.87	14.40	18.28

1/1/2010	2/2/2010	20.57	14.37	15.47

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	49.58	44.81	47.23
4/1/2006	6/30/2006	50.72	47.15	48.25
7/1/2006	9/29/2006	50.35	46.22	49.67
9/30/2006	12/29/2006	57.00	48.83	55.70

1/1/2007	3/30/2007	56.28	48.05	51.34
3/31/2007	6/29/2007	55.55	50.41	51.29
6/30/2007	9/28/2007	52.97	44.66	46.67
9/29/2007	12/31/2007	48.95	28.80	29.44

1/1/2008	3/31/2008	29.89	17.99	21.42
4/1/2008	6/30/2008	27.35	16.58	16.76
7/1/2008	9/30/2008	22.53	12.85	20.51
10/1/2008	12/31/2008	23.50	3.05	6.71

1/1/2009	3/31/2009	7.59	0.97	2.53
4/1/2009	6/30/2009	4.48	2.43	2.97
7/1/2009	9/30/2009	5.43	2.55	4.84
10/1/2009	12/31/2009	5.00	3.13	3.31

1/1/2010	2/2/2010	3.70	3.14	3.41

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	28.90	16.74	26.90
4/1/2006	6/30/2006	31.03	22.51	29.80
7/1/2006	9/29/2006	32.04	22.03	28.31
9/30/2006	12/29/2006	46.29	28.56	41.25

1/1/2007	3/30/2007	52.40	35.22	36.39
3/31/2007	6/29/2007	44.10	32.00	33.87
6/30/2007	9/28/2007	38.79	26.21	33.03
9/29/2007	12/31/2007	37.67	21.59	22.25

1/1/2008	3/31/2008	31.25	17.19	19.23
4/1/2008	6/30/2008	23.42	9.70	10.11
7/1/2008	9/30/2008	21.40	5.91	16.68
10/1/2008	12/31/2008	20.89	9.49	18.06

1/1/2009	3/31/2009	21.83	6.37	8.81
4/1/2009	6/30/2009	15.76	7.86	8.86
7/1/2009	9/30/2009	17.55	8.76	16.44
10/1/2009	12/31/2009	18.75	10.94	17.92

1/1/2010	2/2/2010	21.58	17.33	19.25

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	35.57	27.75	31.41
4/1/2006	6/30/2006	33.79	26.81	30.25
7/1/2006	9/29/2006	33.76	28.06	28.98
9/30/2006	12/29/2006	34.27	27.90	29.05

1/1/2007	3/30/2007	31.83	27.27	30.88
3/31/2007	6/29/2007	37.75	30.88	34.60
6/30/2007	9/28/2007	37.55	31.38	35.26
9/29/2007	12/31/2007	41.19	34.90	39.20

1/1/2008	3/31/2008	49.87	34.42	46.15
4/1/2008	6/30/2008	68.10	45.25	65.96
7/1/2008	9/30/2008	74.00	31.15	35.86
10/1/2008	12/31/2008	35.46	9.84	16.17

1/1/2009	3/31/2009	20.13	13.27	17.06
4/1/2009	6/30/2009	24.66	16.43	19.83
7/1/2009	9/30/2009	29.49	16.92	28.40
10/1/2009	12/31/2009	30.00	22.06	25.88

1/1/2010	2/2/2010	29.22	24.64	26.25

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
3/31/2007	s6/29/2007	23.25	18.02	19.70
6/30/2007	9/28/2007	21.80	14.94	17.95
9/29/2007	12/31/2007	21.10	14.04	14.89

1/1/2008	3/31/2008	18.99	7.94	8.60
4/1/2008	6/30/2008	10.89	4.80	5.70
7/1/2008	9/30/2008	10.26	4.00	7.45
10/1/2008	12/31/2008	12.00	5.10	11.46

1/1/2009	3/31/2009	12.65	3.51	5.63
4/1/2009	6/30/2009	8.27	5.31	5.79
7/1/2009	9/30/2009	9.88	5.56	8.96
10/1/2009	12/31/2009	12.08	6.78	11.38

1/1/2010	2/2/2010	13.73	10.95	12.90

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	13.84	9.90	10.58
4/1/2006	6/30/2006	11.25	8.50	10.79
7/1/2006	9/29/2006	14.89	10.28	13.40
9/30/2006	12/29/2006	18.06	12.63	18.01

1/1/2007	3/30/2007	23.67	16.85	22.53
3/31/2007	6/29/2007	44.75	22.66	43.38
6/30/2007	9/28/2007	93.37	43.51	90.84
9/29/2007	12/31/2007	131.34	69.62	77.40

1/1/2008	3/31/2008	88.49	48.21	59.91
4/1/2008	6/30/2008	116.43	58.64	80.18
7/1/2008	9/30/2008	81.49	30.52	35.49
10/1/2008	12/31/2008	38.87	3.04	10.66

1/1/2009	3/31/2009	17.35	2.72	5.09
4/1/2009	6/30/2009	11.48	4.35	5.78
7/1/2009	9/30/2009	7.99	4.90	6.63
10/1/2009	12/31/2009	7.62	5.66	5.82

1/1/2010	2/2/2010	6.95	5.47	5.82

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	16.83	11.88	14.44
4/1/2006	6/30/2006	19.42	14.06	16.70
7/1/2006	9/29/2006	16.85	13.14	15.60
9/30/2006	12/29/2006	16.15	13.80	14.75

1/1/2007	3/30/2007	15.10	11.70	13.29
3/31/2007	6/29/2007	22.40	13.31	21.93
6/30/2007	9/28/2007	23.11	16.37	21.04
9/29/2007	12/31/2007	24.90	20.90	21.98

1/1/2008	3/31/2008	26.88	17.82	20.86
4/1/2008	6/30/2008	36.00	20.53	35.55
7/1/2008	9/30/2008	37.45	9.55	10.67
10/1/2008	12/31/2008	11.53	4.99	6.00

1/1/2009	3/31/2009	9.13	4.85	6.64
4/1/2009	6/30/2009	8.58	5.41	6.37
7/1/2009	9/30/2009	8.59	6.44	7.11
10/1/2009	12/31/2009	7.12	4.61	6.52

1/1/2010	2/2/2010	8.17	6.50	7.58

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	8.96	7.39	7.96
4/1/2006	6/30/2006	8.05	6.17	6.93
7/1/2006	9/29/2006	9.48	6.06	8.09
9/30/2006	12/29/2006	9.19	6.85	7.51

1/1/2007	3/30/2007	8.97	7.43	7.89
3/31/2007	6/29/2007	9.70	7.67	9.42
6/30/2007	9/28/2007	9.64	7.49	8.49
9/29/2007	12/31/2007	9.24	6.65	6.73

1/1/2008	3/31/2008	6.94	4.95	5.72
4/1/2008	6/30/2008	8.79	4.46	4.81
7/1/2008	9/30/2008	6.33	4.17	5.20
10/1/2008	12/31/2008	4.95	1.01	2.29

1/1/2009	3/31/2009	2.99	1.50	2.63
4/1/2009	6/30/2009	6.54	2.40	6.07
7/1/2009	9/30/2009	8.86	5.24	7.21
10/1/2009	12/31/2009	10.37	6.61	10.00

1/1/2010	2/2/2010	12.14	10.05	11.39

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	60.93	44.16	56.59
4/1/2006	6/30/2006	68.36	41.46	53.30
7/1/2006	9/29/2006	59.92	45.77	51.96
9/30/2006	12/29/2006	62.14	46.44	55.73

1/1/2007	3/30/2007	67.19	48.85	66.19
3/31/2007	6/29/2007	85.50	65.62	82.82
6/30/2007	9/28/2007	110.60	67.07	104.89
9/29/2007	12/31/2007	120.20	85.71	102.44

1/1/2008	3/31/2008	107.37	68.96	96.22
4/1/2008	6/30/2008	127.24	93.00	117.19
7/1/2008	9/30/2008	117.11	51.21	56.85
10/1/2008	12/31/2008	56.75	15.70	24.44

1/1/2009	3/31/2009	43.45	21.16	38.11
4/1/2009	6/30/2009	61.55	36.60	50.11
7/1/2009	9/30/2009	73.43	43.19	68.61
10/1/2009	12/31/2009	87.35	63.00	80.29

1/1/2010	2/2/2010	90.55	66.20	72.51

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
9/30/2006	12/29/2006	30.00	20.00	29.84

1/1/2007	3/30/2007	59.88	27.54	52.01
3/31/2007	6/29/2007	91.10	52.08	89.29
6/30/2007	9/28/2007	123.21	74.77	117.74
9/29/2007	12/31/2007	283.00	119.91	267.14

1/1/2008	3/31/2008	272.79	143.31	231.14
4/1/2008	6/30/2008	317.00	232.20	272.82
7/1/2008	9/30/2008	301.30	175.48	188.91
10/1/2008	12/31/2008	202.93	85.28	137.96

1/1/2009	3/31/2009	165.20	100.90	132.70
4/1/2009	6/30/2009	207.51	129.88	162.20
7/1/2009	9/30/2009	176.05	112.09	152.86
10/1/2009	12/31/2009	162.20	115.09	135.40

1/1/2010	2/2/2010	142.46	109.77	117.37

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	13.70	9.96	13.04
4/1/2006	6/30/2006	24.98	12.04	21.34
7/1/2006	9/29/2006	22.42	11.08	12.72
9/30/2006	12/29/2006	23.11	11.68	22.08

1/1/2007	3/30/2007	25.11	16.49	18.52
3/31/2007	6/29/2007	19.73	14.95	16.58
6/30/2007	9/28/2007	22.38	16.12	17.86
9/29/2007	12/31/2007	21.00	12.60	14.29

1/1/2008	3/31/2008	14.94	9.80	13.33
4/1/2008	6/30/2008	41.90	12.96	38.50
7/1/2008	9/30/2008	61.24	25.68	34.45
10/1/2008	12/31/2008	40.00	21.92	32.76

1/1/2009	3/31/2009	36.34	9.83	13.48
4/1/2009	6/30/2009	26.75	12.77	20.19
7/1/2009	9/30/2009	38.34	18.13	35.99
10/1/2009	12/31/2009	52.53	30.72	41.24

1/1/2010	2/2/2010	51.94	34.78	37.40

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	9.27	8.44	8.83
4/1/2006	6/30/2006	10.03	7.85	8.93
7/1/2006	9/29/2006	9.17	7.78	8.18
9/30/2006	12/29/2006	11.91	8.00	10.94

1/1/2007	3/30/2007	14.58	10.93	14.01
3/31/2007	6/29/2007	18.16	13.48	17.50
6/30/2007	9/28/2007	28.64	17.37	22.13
9/29/2007	12/31/2007	28.00	19.90	27.13

1/1/2008	3/31/2008	28.00	16.67	21.10
4/1/2008	6/30/2008	29.83	19.39	25.05
7/1/2008	9/30/2008	28.00	20.97	26.23
10/1/2008	12/31/2008	27.33	15.34	25.80

1/1/2009	3/31/2009	33.66	21.35	32.00
4/1/2009	6/30/2009	63.69	30.57	59.12
7/1/2009	9/30/2009	75.89	53.18	73.84
10/1/2009	12/31/2009	82.96	59.60	81.47

1/1/2010	2/2/2010	88.65	78.12	86.08

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	35.37	31.53	33.43
4/1/2006	6/30/2006	35.22	31.00	34.84
7/1/2006	9/29/2006	36.40	32.96	35.01
9/30/2006	12/29/2006	36.47	32.18	34.21

1/1/2007	3/30/2007	37.16	33.69	34.94
3/31/2007	6/29/2007	37.00	34.05	34.40
6/30/2007	9/28/2007	35.43	26.50	30.73
9/29/2007	12/31/2007	32.33	23.26	25.45

1/1/2008	3/31/2008	25.57	19.75	22.64
4/1/2008	6/30/2008	24.88	17.69	17.81
7/1/2008	9/30/2008	19.99	3.51	8.61
10/1/2008	12/31/2008	8.50	0.70	2.83

1/1/2009	3/31/2009	3.38	0.78	1.90
4/1/2009	6/30/2009	7.41	1.75	6.99
7/1/2009	9/30/2009	13.68	5.02	11.95
10/1/2009	12/31/2009	12.40	8.37	11.35

1/1/2010	2/2/2010	15.02	11.52	15.00

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	42.39	29.75	39.72
4/1/2006	6/30/2006	54.75	39.97	52.72
7/1/2006	9/29/2006	54.10	41.20	48.78
9/30/2006	12/29/2006	56.89	44.53	55.66

1/1/2007	3/30/2007	59.30	48.46	54.15
3/31/2007	6/29/2007	75.66	52.18	73.97
6/30/2007	9/28/2007	122.78	73.58	119.40
9/29/2007	12/31/2007	125.68	82.40	97.00

1/1/2008	3/31/2008	95.58	52.76	54.01
4/1/2008	6/30/2008	56.94	39.75	42.84
7/1/2008	9/30/2008	49.89	30.73	33.94
10/1/2008	12/31/2008	33.92	14.40	19.17

1/1/2009	3/31/2009	23.50	15.02	21.21
4/1/2009	6/30/2009	26.29	19.40	23.82
7/1/2009	9/30/2009	38.20	22.20	37.74
10/1/2009	12/31/2009	39.65	26.54	30.70

1/1/2010	2/2/2010	37.24	30.85	33.28

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	89.49	79.24	80.55
4/1/2006	6/30/2006	94.03	80.14	84.60
7/1/2006	9/29/2006	88.51	79.55	86.75
9/30/2006	12/29/2006	93.75	83.78	93.31

1/1/2007	3/30/2007	97.95	90.30	95.58
3/31/2007	6/29/2007	106.23	94.87	98.51
6/30/2007	9/28/2007	100.56	83.00	92.55
9/29/2007	12/31/2007	99.21	86.35	87.19

1/1/2008	3/31/2008	87.88	63.98	75.77
4/1/2008	6/30/2008	79.88	64.40	64.57
7/1/2008	9/30/2008	72.29	31.26	40.99
10/1/2008	12/31/2008	40.01	4.16	16.42

1/1/2009	3/31/2009	19.91	3.33	7.85
4/1/2009	6/30/2009	18.87	7.16	11.87
7/1/2009	9/30/2009	29.00	10.00	26.50
10/1/2009	12/31/2009	29.59	22.89	23.26

1/1/2010	2/2/2010	28.59	23.51	25.39

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	31.24	25.76	30.17
4/1/2006	6/30/2006	30.79	20.82	21.63
7/1/2006	9/29/2006	22.38	17.30	21.04
9/30/2006	12/29/2006	24.58	20.65	23.57

1/1/2007	3/30/2007	24.18	20.36	23.35
3/31/2007	6/29/2007	23.50	17.69	18.81
6/30/2007	9/28/2007	25.54	18.61	24.60
9/29/2007	12/31/2007	27.85	22.91	26.32

1/1/2008	3/31/2008	26.63	15.00	15.91
4/1/2008	6/30/2008	17.08	13.42	13.44
7/1/2008	9/30/2008	16.30	10.50	11.58
10/1/2008	12/31/2008	11.84	1.72	3.48

1/1/2009	3/31/2009	4.49	1.25	2.60
4/1/2009	6/30/2009	3.05	1.49	1.95
7/1/2009	9/30/2009	8.79	1.87	7.10
10/1/2009	12/31/2009	10.47	5.54	10.26

1/1/2010	2/2/2010	11.51	6.40	7.20

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	61.91	41.57	59.77
4/1/2006	6/30/2006	72.23	44.75	52.09
7/1/2006	9/29/2006	53.85	31.32	37.57
9/30/2006	12/29/2006	50.77	35.59	48.34

1/1/2007	3/30/2007	55.80	40.36	42.90
3/31/2007	6/29/2007	61.99	42.43	58.33
6/30/2007	9/28/2007	65.50	42.10	50.86
9/29/2007	12/31/2007	67.61	48.76	65.82

1/1/2008	3/31/2008	72.00	47.97	65.16
4/1/2008	6/30/2008	90.00	62.76	75.83
7/1/2008	9/30/2008	78.65	35.82	45.14
10/1/2008	12/31/2008	44.70	14.30	22.89

1/1/2009	3/31/2009	28.06	15.38	21.30
4/1/2009	6/30/2009	42.25	20.29	35.72
7/1/2009	9/30/2009	50.58	30.19	48.94
10/1/2009	12/31/2009	59.30	43.80	51.57

1/1/2010	2/2/2010	61.29	45.47	48.08

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	37.67	32.90	36.80
4/1/2006	6/30/2006	38.31	34.24	35.68
7/1/2006	9/29/2006	38.15	34.48	37.44
9/30/2006	12/29/2006	38.63	35.73	38.03

1/1/2007	3/30/2007	39.90	35.94	37.47
3/31/2007	6/29/2007	38.96	34.15	34.33
6/30/2007	9/28/2007	37.09	31.38	32.33
9/29/2007	12/31/2007	34.05	21.04	23.45

1/1/2008	3/31/2008	27.23	19.00	21.95
4/1/2008	6/30/2008	26.12	10.00	10.98
7/1/2008	9/30/2008	18.48	7.93	11.94
10/1/2008	12/31/2008	15.20	4.99	8.52

1/1/2009	3/31/2009	9.35	4.83	7.87
4/1/2009	6/30/2009	9.82	4.40	5.24
7/1/2009	9/30/2009	7.07	4.40	6.50
10/1/2009	12/31/2009	6.85	5.29	5.55

1/1/2010	2/2/2010	7.75	5.65	7.52

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	57.97	52.00	54.59
4/1/2006	6/30/2006	60.52	54.30	56.44
7/1/2006	9/29/2006	63.47	53.94	62.08
9/30/2006	12/29/2006	66.72	61.74	66.40

1/1/2007	3/30/2007	71.18	64.29	67.79
3/31/2007	6/29/2007	74.72	66.90	70.95
6/30/2007	9/28/2007	72.28	54.40	65.97
9/29/2007	12/31/2007	70.66	55.84	58.22

1/1/2008	3/31/2008	58.11	45.50	52.00
4/1/2008	6/30/2008	56.80	45.18	45.32
7/1/2008	9/30/2008	59.99	39.83	42.81
10/1/2008	12/31/2008	45.50	4.76	18.84

1/1/2009	3/31/2009	25.59	4.90	6.69
4/1/2009	6/30/2009	19.99	5.52	17.21
7/1/2009	9/30/2009	27.82	14.34	25.91
10/1/2009	12/31/2009	28.10	21.99	24.88

1/1/2010	2/2/2010	28.44	24.32	26.17

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	58.03	38.44	56.66
4/1/2006	6/30/2006	78.90	54.68	77.86
7/1/2006	9/29/2006	77.86	57.68	68.35
9/30/2006	12/29/2006	97.25	66.06	89.48

1/1/2007	3/30/2007	109.45	81.00	86.61
3/31/2007	6/29/2007	91.93	71.24	76.39
6/30/2007	9/28/2007	142.75	75.56	133.42
9/29/2007	12/31/2007	148.76	102.50	103.05

1/1/2008	3/31/2008	105.38	70.00	73.64
4/1/2008	6/30/2008	83.13	45.30	47.44
7/1/2008	9/30/2008	59.17	30.56	36.11
10/1/2008	12/31/2008	37.00	2.89	5.93

1/1/2009	3/31/2009	9.15	1.38	3.01
4/1/2009	6/30/2009	11.84	3.08	7.86
7/1/2009	9/30/2009	20.73	6.32	16.84
10/1/2009	12/31/2009	18.84	12.95	14.94

1/1/2010	2/2/2010	19.12	15.37	16.95

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	16.70	13.42	13.98
4/1/2006	6/30/2006	16.83	12.97	15.25
7/1/2006	9/29/2006	16.69	13.67	16.46
9/30/2006	12/29/2006	22.93	15.78	20.81

1/1/2007	3/30/2007	28.10	18.99	25.97
3/31/2007	6/29/2007	39.94	25.76	38.01
6/30/2007	9/28/2007	53.41	31.66	52.14
9/29/2007	12/31/2007	95.08	47.46	91.90

1/1/2008	3/31/2008	116.69	69.17	99.95
4/1/2008	6/30/2008	159.04	92.55	140.96
7/1/2008	9/30/2008	143.13	60.60	66.26
10/1/2008	12/31/2008	69.65	21.37	33.71

1/1/2009	3/31/2009	48.49	30.37	40.90
4/1/2009	6/30/2009	57.81	36.12	43.16
7/1/2009	9/30/2009	54.29	38.37	46.83
10/1/2009	12/31/2009	62.46	43.84	59.73

1/1/2010	2/2/2010	68.28	53.20	56.35

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	5.00	1.10	5.00
3/31/2007	6/29/2007	5.50	3.40	5.25
6/30/2007	9/28/2007	6.50	4.27	4.95
9/29/2007	12/31/2007	8.45	4.40	6.95

1/1/2008	3/31/2008	7.30	5.65	7.09
4/1/2008	6/30/2008	16.40	6.95	13.28
7/1/2008	9/30/2008	14.00	5.14	8.13
10/1/2008	12/31/2008	8.13	2.05	2.60

1/1/2009	3/31/2009	4.24	2.01	3.60
4/1/2009	6/30/2009	8.89	3.40	6.37
7/1/2009	9/30/2009	8.44	4.74	8.40
10/1/2009	12/31/2009	12.66	7.65	11.84

1/1/2010	2/2/2010	13.86	10.78	11.59

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	12.38	8.49	12.29
4/1/2006	6/30/2006	13.22	8.48	8.55
7/1/2006	9/29/2006	8.78	7.37	7.73
9/30/2006	12/29/2006	8.94	7.12	7.48

1/1/2007	3/30/2007	10.35	7.19	9.62
3/31/2007	6/29/2007	9.86	8.20	8.50
6/30/2007	9/28/2007	9.16	7.18	8.64
9/29/2007	12/31/2007	10.21	5.24	6.34

1/1/2008	3/31/2008	7.06	4.21	5.00
4/1/2008	6/30/2008	7.36	4.96	5.39
7/1/2008	9/30/2008	8.94	5.00	5.97
10/1/2008	12/31/2008	6.50	1.14	3.07

1/1/2009	3/31/2009	9.51	3.02	8.59
4/1/2009	6/30/2009	16.74	8.40	16.58
7/1/2009	9/30/2009	18.09	12.36	17.46
10/1/2009	12/31/2009	17.40	9.60	10.03

1/1/2010	2/2/2010	14.17	10.11	11.29

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	23.81	20.38	23.44
4/1/2006	6/30/2006	24.39	19.33	19.99
7/1/2006	9/29/2006	20.80	15.92	17.15
9/30/2006	12/29/2006	20.59	16.75	18.89

1/1/2007	3/30/2007	20.42	16.93	18.96
3/31/2007	6/29/2007	23.42	18.89	20.71
6/30/2007	9/28/2007	22.64	17.24	19.00
9/29/2007	12/31/2007	19.70	12.96	13.13

1/1/2008	3/31/2008	13.16	5.48	6.69
4/1/2008	6/30/2008	9.94	6.27	9.50
7/1/2008	9/30/2008	9.75	5.75	6.10
10/1/2008	12/31/2008	6.72	1.35	1.83

1/1/2009	3/31/2009	4.20	1.83	3.57
4/1/2009	6/30/2009	5.94	3.49	4.81
7/1/2009	9/30/2009	4.91	3.47	3.95
10/1/2009	12/31/2009	4.41	2.78	3.66

1/1/2010	2/2/2010	4.23	3.25	3.67

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	66.24	44.11	64.64
4/1/2006	6/30/2006	67.45	54.56	61.65
7/1/2006	9/29/2006	66.33	51.16	57.20
9/30/2006	12/29/2006	88.44	55.95	84.31

1/1/2007	3/30/2007	102.95	80.01	85.22
3/31/2007	6/29/2007	97.00	76.84	80.54
6/30/2007	9/28/2007	151.64	79.42	141.54
9/29/2007	12/31/2007	158.24	104.05	105.58

1/1/2008	3/31/2008	117.49	85.59	94.76
4/1/2008	6/30/2008	109.74	73.13	76.60
7/1/2008	9/30/2008	112.75	65.23	76.87
10/1/2008	12/31/2008	78.80	26.42	39.79

1/1/2009	3/31/2009	52.17	13.65	18.80
4/1/2009	6/30/2009	47.81	18.38	33.24
7/1/2009	9/30/2009	70.53	27.35	66.75
10/1/2009	12/31/2009	67.72	48.71	58.23

1/1/2010	2/2/2010	72.85	60.82	64.84

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	64.47	48.05	60.68
4/1/2006	6/30/2006	77.77	56.15	70.12
7/1/2006	9/29/2006	70.66	53.63	57.68
9/30/2006	12/29/2006	79.01	54.18	73.14

1/1/2007	3/30/2007	101.60	68.83	99.17
3/31/2007	6/29/2007	127.26	99.07	108.75
6/30/2007	9/28/2007	116.37	74.41	105.94
9/29/2007	12/31/2007	121.12	85.05	120.91

1/1/2008	3/31/2008	128.30	91.11	126.87
4/1/2008	6/30/2008	196.00	122.00	184.78
7/1/2008	9/30/2008	182.79	68.62	77.61
10/1/2008	12/31/2008	77.92	20.71	37.20

1/1/2009	3/31/2009	41.47	16.66	21.13
4/1/2009	6/30/2009	43.15	20.17	35.74
7/1/2009	9/30/2009	51.65	29.35	44.37
10/1/2009	12/31/2009	58.19	33.25	55.12

1/1/2010	2/2/2010	66.45	43.75	48.05

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	31.30	22.68	29.52
4/1/2006	6/30/2006	37.04	27.69	34.62
7/1/2006	9/29/2006	38.63	23.24	24.32
9/30/2006	12/29/2006	28.15	20.74	21.75

1/1/2007	3/30/2007	31.03	20.57	30.32
3/31/2007	6/29/2007	34.23	27.92	28.04
6/30/2007	9/28/2007	30.90	21.31	26.57
9/29/2007	12/31/2007	32.48	22.50	31.02

1/1/2008	3/31/2008	44.88	26.24	44.12
4/1/2008	6/30/2008	76.62	43.30	74.27
7/1/2008	9/30/2008	72.84	27.15	29.49
10/1/2008	12/31/2008	29.98	12.00	20.37

1/1/2009	3/31/2009	23.62	10.44	15.17
4/1/2009	6/30/2009	27.25	14.45	24.47
7/1/2009	9/30/2009	29.96	18.85	28.69
10/1/2009	12/31/2009	34.70	24.48	32.58

1/1/2010	2/2/2010	36.25	27.65	29.70

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	16.12	12.68	15.40
4/1/2006	6/30/2006	16.51	11.56	12.61
7/1/2006	9/29/2006	12.91	10.63	12.18
9/30/2006	12/29/2006	14.49	11.68	14.22

1/1/2007	3/30/2007	15.43	11.41	11.82
3/31/2007	6/29/2007	14.09	11.71	14.00
6/30/2007	9/28/2007	14.57	8.53	10.18
9/29/2007	12/31/2007	10.47	7.15	7.32

1/1/2008	3/31/2008	7.40	5.08	5.76
4/1/2008	6/30/2008	7.67	5.73	6.04
7/1/2008	9/30/2008	6.54	3.57	3.84
10/1/2008	12/31/2008	4.05	1.74	2.15

1/1/2009	3/31/2009	2.38	1.09	1.86
4/1/2009	6/30/2009	2.93	1.82	2.48
7/1/2009	9/30/2009	4.65	2.01	4.49
10/1/2009	12/31/2009	4.95	3.19	3.32

1/1/2010	2/2/2010	3.82	3.31	3.62

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	48.58	35.14	36.53
4/1/2006	6/30/2006	38.84	31.52	38.68
7/1/2006	9/29/2006	38.62	25.76	32.12
9/30/2006	12/29/2006	43.25	30.58	39.46

1/1/2007	3/30/2007	42.00	36.30	39.79
3/31/2007	6/29/2007	74.72	39.55	68.41
6/30/2007	9/28/2007	94.26	68.01	93.15
9/29/2007	12/31/2007	101.09	76.63	92.64

1/1/2008	3/31/2008	97.43	61.20	71.30
4/1/2008	6/30/2008	84.88	70.65	73.33
7/1/2008	9/30/2008	91.75	61.32	72.76
10/1/2008	12/31/2008	71.99	34.68	51.28

1/1/2009	3/31/2009	75.61	47.63	73.44
4/1/2009	6/30/2009	88.56	71.71	83.66
7/1/2009	9/30/2009	94.50	75.41	93.36
10/1/2009	12/31/2009	145.91	88.27	134.52

1/1/2010	2/2/2010	136.61	113.82	118.12

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	62.25	35.47	61.18
4/1/2006	6/30/2006	87.50	54.78	69.24
7/1/2006	9/29/2006	70.38	55.00	62.19
9/30/2006	12/29/2006	98.72	59.82	90.68

1/1/2007	3/30/2007	110.00	85.10	106.69
3/31/2007	6/29/2007	119.70	99.17	104.88
6/30/2007	9/28/2007	116.25	80.00	109.95
9/29/2007	12/31/2007	115.55	82.59	86.40

1/1/2008	3/31/2008	87.32	59.00	71.36
4/1/2008	6/30/2008	85.49	58.40	59.28
7/1/2008	9/30/2008	58.85	26.60	29.55
10/1/2008	12/31/2008	29.74	15.00	25.53

1/1/2009	3/31/2009	31.83	16.92	21.93
4/1/2009	6/30/2009	44.09	21.22	34.93
7/1/2009	9/30/2009	36.95	25.80	34.99
10/1/2009	12/31/2009	46.31	29.62	44.77

1/1/2010	2/2/2010	53.39	40.73	44.81

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	47.24	42.75	45.54
4/1/2006	6/30/2006	50.50	45.26	48.10
7/1/2006	9/29/2006	54.00	47.59	53.57
9/30/2006	12/29/2006	55.08	51.32	53.39

1/1/2007	3/30/2007	54.21	48.36	51.02
3/31/2007	6/29/2007	52.20	48.55	48.89
6/30/2007	9/28/2007	52.78	46.52	50.27
9/29/2007	12/31/2007	52.96	40.61	41.26

1/1/2008	3/31/2008	45.08	33.12	37.91
4/1/2008	6/30/2008	41.86	22.44	23.87
7/1/2008	9/30/2008	39.50	18.44	35.00
10/1/2008	12/31/2008	38.50	10.01	14.08

1/1/2009	3/31/2009	14.81	2.53	6.82
4/1/2009	6/30/2009	15.07	6.44	13.20
7/1/2009	9/30/2009	18.25	11.27	16.92
10/1/2009	12/31/2009	19.10	14.12	15.06

1/1/2010	2/2/2010	17.19	14.68	15.60

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	49.19	38.61	47.20
4/1/2006	6/30/2006	71.43	43.83	52.20
7/1/2006	9/29/2006	56.08	30.84	34.43
9/30/2006	12/29/2006	45.49	31.88	37.83

1/1/2007	3/30/2007	41.76	33.89	37.67
3/31/2007	6/29/2007	52.20	37.41	45.30
6/30/2007	9/28/2007	47.74	35.97	44.82
9/29/2007	12/31/2007	62.55	44.49	61.64

1/1/2008	3/31/2008	63.97	42.05	51.00
4/1/2008	6/30/2008	88.69	49.38	88.05
7/1/2008	9/30/2008	88.39	39.06	45.00
10/1/2008	12/31/2008	43.99	16.00	22.75

1/1/2009	3/31/2009	30.95	20.17	25.04
4/1/2009	6/30/2009	37.44	23.56	30.16
7/1/2009	9/30/2009	41.54	27.19	37.22
10/1/2009	12/31/2009	48.21	34.54	45.21

1/1/2010	2/2/2010	52.14	41.63	44.26

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	30.18	20.95	28.29
4/1/2006	6/30/2006	29.37	20.34	23.26
7/1/2006	9/29/2006	34.83	20.71	34.22
9/30/2006	12/29/2006	47.55	32.92	42.59

1/1/2007	3/30/2007	49.02	39.92	45.50
3/31/2007	6/29/2007	66.86	42.93	66.66
6/30/2007	9/28/2007	100.98	61.54	98.55
9/29/2007	12/31/2007	137.01	95.02	113.40

1/1/2008	3/31/2008	118.35	80.20	112.23
4/1/2008	6/30/2008	148.13	111.90	116.90
7/1/2008	9/30/2008	135.00	60.03	68.30
10/1/2008	12/31/2008	68.23	35.09	40.58

1/1/2009	3/31/2009	60.47	35.05	43.11
4/1/2009	6/30/2009	86.00	42.76	71.09
7/1/2009	9/30/2009	88.08	63.36	67.63
10/1/2009	12/31/2009	71.60	54.30	67.54

1/1/2010	2/2/2010	68.23	60.40	65.63

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Supplemental Plan of Distribution

We expect that delivery of the Notes will be made against payment for the Notes on or about February 26, 2010, which is the third business day following the Pricing Date (this settlement cycle being referred to as “T+3”).  See “Plan of Distribution” in the prospectus supplement.

No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or RBC Capital Markets Corporation.  This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

Royal Bank of Canada

Senior Global Medium-Term Notes, Series D

Reverse Convertible Notes

February __, 2010